Exhibit 99.1

Contacts:

Raymond Jones

Investor Relations

ir@zillowgroup.com

Katie Curnutte

Public Relations

press@zillow.com

ZILLOW GROUP REPORTS RECORD SECOND QUARTER 2017 RESULTS

Revenue increased 28% year-over-year to $266.9 million

•	Premier Agent Revenue increased 29% year-over-year to a record $189.7 million.

•	Traffic to Zillow Group brands’ mobile apps and websites reached an all-time high of more than 182 million unique users in May 2017.

•	Visits to Zillow Group brands’ mobile apps and websites, including Zillow, Trulia, StreetEasy and RealEstate.com, increased 17% year-over-year to nearly 1.7 billion in the second quarter of 2017.

SEATTLE – August 8, 2017 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and the web, today announced its consolidated financial results for the three months ended June 30, 2017.

“Zillow Group finished the first half of 2017 with another quarter of record revenue and traffic, further solidifying our foundation for long-term growth,” said Zillow Group CEO Spencer Rascoff. “Our growing consumer audience is increasingly engaged and we achieved revenue growth across all of our emerging marketplaces. As we continue to expand our suite of marketing and technology solutions to help our industry partners achieve long-term success, we’re excited about the opportunities in front of us.”

Second Quarter 2017 Financial Highlights

•	Revenue increased 28% to a record $266.9 million from $208.4 million in the second quarter of 2016.

•	Marketplace Revenue increased 30% to $248.6 million from $191.6 million in the second quarter of 2016.

•	Premier Agent Revenue increased 29% to $189.7 million from $147.1 million in the second quarter of 2016.

•	Other Real Estate Revenue[1] increased 45% to $37.9 million from $26.1 million in the second quarter of 2016.

•	Mortgages Revenue increased 14% to $20.9 million from $18.4 million in the second quarter of 2016.

[1]	Other Real Estate Revenue primarily includes revenue generated by Zillow Group Rentals, New Construction, as well as revenue from the sale of various other advertising and business software solutions and services for real estate professionals.

•	Display Revenue increased 9% to $18.3 million from $16.8 million in the second quarter of 2016.

•	GAAP net loss was $21.8 million, or (8)% of Revenue, in the second quarter of 2017, compared to GAAP net loss of $156.1 million, or (75)% of Revenue, in the second quarter of 2016. GAAP net loss in the second quarter of 2016 includes the impact of a $130.0 million litigation settlement.

•	Adjusted EBITDA was $39.7 million, or 15% of Revenue, in the second quarter of 2017, which was an increase from $(101.3) million, or (49)% of Revenue, in the second quarter of 2016. Adjusted EBITDA in the second quarter of 2016 includes the impact of a $130.0 million litigation settlement.

Second Quarter 2017 Operating and Business Highlights

•	More than 178 million average monthly unique users visited Zillow Group brands’ mobile apps and websites, an increase of 6% year-over-year. Zillow Group brands’ mobile apps and websites reached an all-time high of more than 182 million unique users in May 2017, an increase of more than 10 million unique users from the same period last year.

•	Visits to Zillow Group brands’ mobile apps and websites Zillow, Trulia, StreetEasy (included as of March 2017) and RealEstate.com (included as of June 2017) increased 17% year-over-year to nearly 1.7 billion. Premier Agent revenue per visit increased 10% to $0.113 from $0.103 in the same period last year.

•	The number of Premier Agent accounts spending more than $5,000 per month grew by 107% year-over-year and increased 92% on a total dollar basis.

•	Total sales to Premier Agents who have been customers for more than one year increased 49% year-over-year.

•	Sales to existing Premier Agents accounted for 52% of total bookings.

Business Outlook - Third Quarter and Full Year 2017

The following table presents Zillow Group’s business outlook for the periods presented:

Zillow Group Outlook as of August 8, 2017	Three Months Ending September 30, 2017			Year Ending December 31, 2017
(in millions)
Revenue	$273	to	$278	$1,055	to	$1,065
Premier Agent revenue	$196	to	$198	$760	to	$765
Other real estate revenue	$40	to	$41	$150	to	$152
Mortgages revenue	$20	to	$21	$80	to	$82
Display revenue	$17	to	$18	$65	to	$66
Operating expenses	$261	to	$266	***
Net income (loss)	$2.25	to	$7.25	$(25)	to	$(15)
Adjusted EBITDA (1)	$64	to	$69	$220	to	$230
Depreciation and amortization	$26	to	$28	$107	to	$112
Share-based compensation expense	$28	to	$30	$110	to	$115
Capital expenditures	***			$55	to	$57
Weighted average shares outstanding — basic	187.0	to	189.0	185.5	to	187.5
Weighted average shares outstanding — diluted	196.5	to	198.5	195.0	to	197.0

***	Outlook not provided
(1)	A reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) is provided below in this press release.

Conference Call and Webcast Information

Zillow Group CEO Spencer Rascoff and CFO Kathleen Philips will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A copy of management’s prepared remarks will be made available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast to allow analysts and investors additional time to review the details of the results.

Zillow Group’s management will first read the prepared remarks and then answer questions submitted via Sli.do, in addition to answering questions from dialed-in participants, during the live conference call. Questions may be submitted at www.slido.com using the event code #ZEarnings.

A link to the live webcast of the conference call will be available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow Group’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook, strategic priorities, and operational plans for 2017. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “forecast,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on Zillow Group’s business; the impact of pending litigation and other legal and regulatory matters, including those described in Note 14 under the subsection titled “Legal Proceedings” in our Notes to Condensed Consolidated Financial Statements in Part I, Item 1 of Zillow Group’s Quarterly Report on Form 10-Q; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to increase awareness of the Zillow Group brands; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to compete successfully against existing or future competitors; Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA (including forecasted Adjusted EBITDA) and non-GAAP net income (loss) per share, which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA (historical and forecasted) to net income (loss) (historical and forecasted), the most directly comparable GAAP financial measure, and a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculations of non-GAAP net income (loss) per share - basic and diluted, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect interest expense or other income;

•	Adjusted EBITDA does not reflect income taxes; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, acquisition-related costs and income tax benefits. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs and income tax benefits facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ:Z) (NASDAQ:ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling and financing. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads®, Naked Apartments® and RealEstate.com. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions to help real estate, rental and mortgage professionals maximize business opportunities and connect with millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop® and Bridge Interactive®. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy and HotPads are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC.

Twitter is a registered trademark of Twitter, Inc.

(ZFIN)

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$276,465	$243,592
Short-term investments	322,463	262,870
Accounts receivable, net	47,716	40,527
Prepaid expenses and other current assets	39,979	34,817

Total current assets	686,623	581,806
Restricted cash	1,053	1,053
Property and equipment, net	103,004	98,288
Goodwill	1,927,450	1,923,480
Intangible assets, net	514,513	527,464
Other assets	27,442	17,586

Total assets	$3,260,085	$3,149,677

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,037	$4,257
Accrued expenses and other current liabilities	43,273	38,427
Accrued compensation and benefits	24,560	24,057
Deferred revenue	30,912	29,154
Deferred rent, current portion	1,748	1,347

Total current liabilities	102,530	97,242
Deferred rent, net of current portion	16,647	15,298
Long-term debt	376,259	367,404
Deferred tax liabilities and other long-term liabilities	134,146	136,146

Total liabilities	629,582	616,090
Shareholders’ equity:
Class A common stock	6	5
Class B common stock	1	1
Class C capital stock	12	12
Additional paid-in capital	3,155,202	3,030,854
Accumulated other comprehensive loss	(444)	(242)
Accumulated deficit	(524,274)	(497,043)

Total shareholders’ equity	2,630,503	2,533,587

Total liabilities and shareholders’ equity	$3,260,085	$3,149,677

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$266,850	$208,403	$512,625	$394,385
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	20,260	16,745	40,492	32,948
Sales and marketing (2)	131,218	99,629	237,158	198,730
Technology and development (2)	78,541	63,396	151,409	123,767
General and administrative (2)	53,346	183,759	98,812	241,550
Acquisition-related costs	43	204	148	797

Total costs and expenses	283,408	363,733	528,019	597,792

Loss from operations	(16,558)	(155,330)	(15,394)	(203,407)
Other income	1,610	753	2,563	1,434
Interest expense	(6,897)	(1,572)	(13,620)	(3,145)

Loss before income taxes	(21,845)	(156,149)	(26,451)	(205,118)
Income tax benefit	—	—	—	1,364

Net loss	$(21,845)	$(156,149)	$(26,451)	$(203,754)

Net loss per share — basic and diluted	$(0.12)	$(0.87)	$(0.14)	$(1.14)
Weighted-average shares outstanding — basic and diluted	185,439	179,451	184,305	179,067
(1) Amortization of website development costs and intangible assets included in technology and development	$23,159	$22,252	$46,420	$42,925
(2) Includes share-based compensation expense as follows:
Cost of revenue	$1,025	$982	$1,928	$1,768
Sales and marketing	6,250	6,395	11,780	11,598
Technology and development	10,400	8,366	18,891	15,125
General and administrative	11,518	12,573	22,989	25,376

Total	$29,193	$28,316	$55,588	$53,867

Other Financial Data:
Adjusted EBITDA (3)	$39,700	$(101,260)	$94,499	$(99,386)

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2017	2016
Operating activities
Net loss	$(26,451)	$(203,754)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of amounts assumed in connection with acquisitions:
Depreciation and amortization	54,157	49,357
Share-based compensation expense	55,588	53,867
Amortization of discount and issuance costs on 2021 Notes	8,855	—
Release of valuation allowance on certain deferred tax assets	—	1,364
Loss on disposal of property and equipment	2,024	2,170
Bad debt expense	3,960	927
Deferred rent	1,750	1,321
Amortization of bond premium	376	808
Changes in operating assets and liabilities:
Accounts receivable	(11,149)	(6,608)
Prepaid expenses and other assets	(5,845)	7,122
Accounts payable	(1,714)	13,743
Accrued expenses and other current liabilities	1,203	5,005
Accrued compensation and benefits	503	12,708
Deferred revenue	1,635	4,190
Other long-term liabilities	—	(2,749)

Net cash provided by (used in) operating activities	84,892	(60,529)

Investing activities
Proceeds from maturities of investments	133,432	105,440
Purchases of investments	(193,604)	(83,976)
Proceeds from sales of investments	—	4,795
Decrease in restricted cash	—	1,962
Purchases of property and equipment	(31,608)	(31,294)
Purchases of intangible assets	(6,784)	(5,420)
Purchase of cost method investment	(10,000)	—
Proceeds from divestiture of a business	579	—
Cash paid for acquisitions, net	(6,002)	(12,357)

Net cash used in investing activities	(113,987)	(20,850)

Financing activities
Proceeds from exercise of stock options	62,263	7,737
Value of equity awards withheld for tax liability	(295)	(286)

Net cash provided by financing activities	61,968	7,451
Net increase (decrease) in cash and cash equivalents during period	32,873	(73,928)
Cash and cash equivalents at beginning of period	243,592	229,138

Cash and cash equivalents at end of period	$276,465	$155,210

Supplemental disclosures of cash flow information
Cash paid for interest	$4,458	$3,163
Noncash transactions:
Capitalized share-based compensation	$5,289	$5,304
Write-off of fully depreciated property and equipment	$7,552	$9,986
Write-off of fully amortized intangible assets	$5,302	$—

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(21,845)	$(156,149)	$(26,451)	$(203,754)
Other income	(1,610)	(753)	(2,563)	(1,434)
Depreciation and amortization expense	27,022	25,550	54,157	49,357
Share-based compensation expense	29,193	28,316	55,588	53,867
Acquisition-related costs	43	204	148	797
Interest expense	6,897	1,572	13,620	3,145
Income tax benefit	—	—	—	(1,364)

Adjusted EBITDA (1)	$39,700	$(101,260)	$94,499	$(99,386)

(1)	For the three and six month periods ended June 30, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement. Adjusted EBITDA for the three and six month periods ended June 30, 2016 also includes $12.5 million and $28.2 million, respectively, in related legal costs.

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net loss, as reported	$(21,845)	$(156,149)	$(26,451)	$(203,754)
Share-based compensation expense	29,193	28,316	55,588	53,867
Acquisition-related costs	43	204	148	797
Income tax benefit	—	—	—	(1,364)

Net income (loss), adjusted	$7,391	$(127,629)	$29,285	$(150,454)

Non-GAAP net income (loss) per share - basic	$0.04	$(0.71)	$0.16	$(0.84)
Non-GAAP net income (loss) per share - diluted	$0.04	$(0.71)	$0.15	$(0.84)
Weighted-average shares outstanding - basic	185,439	179,451	184,305	179,067
Weighted-average shares outstanding - diluted	195,021	179,451	193,119	179,067

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Marketplace revenue:
Premier Agent	$189,725	$147,106	$365,026	$281,635
Other real estate	37,894	26,070	72,649	44,048
Mortgages	20,936	18,392	41,206	34,846

Total Marketplace revenue	248,555	191,568	478,881	360,529
Display revenue	18,295	16,835	33,744	33,856

Total revenue	$266,850	$208,403	$512,625	$394,385

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Percentage of Total Revenue:
Marketplace revenue:
Premier Agent	71%	71%	71%	71%
Other real estate	14%	13%	14%	11%
Mortgages	8%	9%	8%	9%

Total Marketplace revenue	93%	92%	93%	91%
Display revenue	7%	8%	7%	9%

Total revenue	100%	100%	100%	100%

Key Metrics

The following table sets forth our key metrics for each of the periods presented:

	Three Months Ended June 30,		2016 to 2017 % Change
	2017	2016
	(in millions)
Average Monthly Unique Users (1)	178.1	168.7	6%
Visits (2)	1,678.7	1,431.4	17%

(1)	Zillow, StreetEasy, HotPads, Naked Apartments and RealEstate.com measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics (formerly called Omniture analytical tools).
(2)	Visits includes visits to the Zillow, Trulia, StreetEasy (as of March 2017) and RealEstate.com (as of June 2017) mobile apps and websites. We measure Zillow, StreetEasy and RealEstate.com visits with Google Analytics and Trulia visits with Adobe Analytics.

Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Income (Loss)

The following table presents a reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) at the midpoint of the range for each of the periods presented (in thousands, unaudited):

	Three Months Ending	Year Ending
	September 30, 2017	December 31, 2017
Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Income (Loss):
Forecasted Net income (loss)	$4,750	$(20,000)
Forecasted Other income	(950)	(3,800)
Forecasted Depreciation and amortization expense	27,000	109,500
Forecasted Share-based compensation expense	29,000	112,500
Forecasted Interest expense	6,700	26,800

Forecasted Adjusted EBITDA	$66,500	$225,000